Exhibit 99.1

Investor Contact:	Company Contact:
Andrew Blazier, Senior Associate	Thomas W. Bennet, Jr., CFO
Sharon Merrill	(978) 970-5600
(617) 542-5300	tbennet@trcsolutions.com
trr@investorrelations.com

TRC Announces Fourth-Quarter Fiscal 2015 Financial Results

Net Service Revenue Up 21% and Net Income Up 34% from Prior Year Fourth Quarter

Lowell, MA, September 9, 2015 - TRC Companies, Inc. (NYSE: TRR), a recognized leader in engineering, consulting and construction management services to the energy, environmental and infrastructure markets, today announced financial results for the fiscal fourth quarter and year ended June 30, 2015.

Financial Highlights

	Three Months Ended			Year Ended
	June 30,	June 30,	%	June 30,	June 30,	%
(In millions, except per share data)	2015	2014	Change	2015	2014	Change

Net service revenue (1)	$114.6	$94.5	21%	$408.0	$355.0	15%
Operating income	$10.7	$9.0	19%	$30.7	$20.9	47%
Net income applicable to TRC Companies, Inc.	$6.8	$5.0	34%	$19.4	$12.1	61%
Diluted earnings per common share	$0.22	$0.17	29%	$0.63	$0.40	58%
Diluted weighted-average common shares outstanding	31.2	30.3		30.7	30.1

(1) The Company believes net service revenue (NSR) best reflects the value of services provided and is the most meaningful indicator of revenue performance.

Comments on the Results

“TRC completed a solid year with strong performance in each of our segments during the fourth quarter,” said Chris Vincze, Chairman and Chief Executive Officer. “Overall NSR, operating income and net income were all up significantly as we continued to experience healthy demand across our markets.

“In the fourth quarter of fiscal 2015, NSR increased 21% compared with the same period of fiscal 2014, while operating income was up 19%. For the full fiscal year, NSR was up 15% and operating income rose

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

47%. Net income was up 34% for the fourth quarter and 61% for the year.

“In our Environmental segment, NSR increased 28% and profit increased 47% in the fourth quarter, driven largely by pipeline permitting activity for our oil and gas clients. For the full fiscal year, NSR and profit in this segment were up 23% and 25%, respectively.

“Energy segment NSR was up 12%, and profit increased 35% in the fourth quarter of 2015 as a result of demand for transmission and distribution services. For the full fiscal year, Energy segment NSR rose 8% and profit increased 20%.

“In the Infrastructure segment, NSR increased 11% and segment profit climbed 16% during the fourth quarter. In addition, backlog grew 92%, driven by increased funding for infrastructure projects at state and local levels,” Vincze said. “Infrastructure segment NSR increased 8% and profit grew 7% for the full fiscal year.”

Business Outlook

“The steady expansion of our business provides us with increased confidence that our strategy is working,” Vincze added. “We are consistently growing NSR and margins across the company. The increase in the Infrastructure segment backlog demonstrates improvement in that market during the next several quarters. In the Energy segment, the demand for renewables, transmission asset upgrades and the retirement of coal-fired generation stations will continue to drive growth. In our Environmental segment, pipeline companies continue to transport low-cost natural gas and related liquids to key markets, although we are monitoring the pace of new development.”

Conference Call Information

TRC will broadcast its financial results conference call today, September 9, 2015 at 9 a.m. ET. To listen to the live webcast and access the accompanying presentation slides, visit the “Investor Center” section of TRC’s website at www.TRCsolutions.com. The call also may be accessed by dialing (877) 407-5790 or (201) 689-8328. A webcast replay will be available on the Company’s website for approximately one year.

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

About TRC

A pioneer in groundbreaking scientific and engineering developments since the 1960s, TRC is a national engineering, consulting and construction management firm that provides integrated services to the energy, environmental and infrastructure markets. TRC serves a broad range of clients in government and industry, implementing complex projects from initial concept to delivery and operation. TRC delivers results that enable clients to achieve success in a complex and changing world. For more information and updates from the Company, visit TRC's website at www.TRCsolutions.com and follow TRC on Twitter and StockTwits at @TRC_Companies and on LinkedIn.

Forward-Looking Statements

Certain statements in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by forward-looking words such as "may," "expects," "plans," "anticipates," "believes," "estimates," or other words of similar import. You should consider statements that contain these words carefully because they discuss TRC’s future expectations, contain projections of the Company’s future results of operations or of its financial condition, or state other "forward-looking" information. TRC believes that it is important to communicate its future expectations to its investors. However, there may be events in the future that the Company is not able to accurately predict or control and that may cause its actual results to differ materially from the expectations described in its forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to, the uncertainty of TRC’s operational and growth strategies; circumstances which could create large cash outflows, such as contract losses, litigation, uncollectible receivables and income tax assessments; regulatory uncertainty; the availability of funding for government projects; the level of demand for TRC’s services; product acceptance; industry-wide competitive factors; the ability to continue to attract and retain highly skilled and qualified personnel; the availability and adequacy of insurance; and general political or economic conditions. Furthermore, market trends are subject to changes, which could adversely affect future results. See the risk factors and additional discussion in TRC’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015, and other factors included from time to time in the Company’s other subsequent filings with the Securities and Exchange Commission.

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

TRC Companies, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Gross revenue	$149,087	$125,675	$546,117	$475,677
Less subcontractor costs and other direct reimbursable charges	34,520	31,183	138,099	120,721
Net service revenue	114,567	94,492	408,018	354,956
Interest income from contractual arrangements	30	26	97	52
Insurance recoverables and other income	295	261	6,533	17,874
Operating costs and expenses:
Cost of services (exclusive of costs shown separately below)	90,016	77,194	337,291	312,108
General and administrative expenses	11,622	6,411	36,982	31,053
Provision for doubtful accounts	349	—	349	—
Depreciation and amortization	2,202	2,213	9,316	8,800
Total operating costs and expenses	104,189	85,818	383,938	351,961
Operating income	10,703	8,961	30,710	20,921
Interest expense	(9)	(17)	(134)	(169)
Income from operations before taxes	10,694	8,944	30,576	20,752
Income tax provision	(3,936)	(3,912)	(11,180)	(8,742)
Net income	6,758	5,032	19,396	12,010
Net loss applicable to noncontrolling interest	5	5	19	41
Net income applicable to TRC Companies, Inc.	$6,763	$5,037	$19,415	$12,051

Basic earnings per common share	$0.22	$0.17	$0.64	$0.41
Diluted earnings per common share	$0.22	$0.17	$0.63	$0.40

Weighted-average common shares outstanding:
Basic	30,457	29,725	30,291	29,594
Diluted	31,232	30,290	30,724	30,140

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

TRC Companies, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(Unaudited)

	June 30, 2015	June 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	$37,296	$27,597
Restricted cash	122	5,756
Accounts receivable, less allowance for doubtful accounts	138,346	116,937
Insurance recoverable - environmental remediation	40,927	42,062
Restricted investments	6,701	2,934
Deferred income tax assets	16,057	12,293
Income taxes refundable	412	1,021
Prepaid expenses and other current assets	10,499	12,441
Total current assets	250,360	221,041

Property and equipment	64,594	60,240
Less accumulated depreciation and amortization	(50,885)	(47,190)
Property and equipment, net	13,709	13,050
Goodwill	37,024	31,679
Long-term deferred income tax assets	2,867	4,267
Long-term restricted investments	18,385	23,537
Long-term prepaid insurance	25,929	28,521
Other assets	14,607	13,490
Total assets	$362,881	$335,585
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$50	$463
Current portion of capital lease obligations	166	562
Accounts payable	31,999	32,663
Accrued compensation and benefits	47,233	36,586
Deferred revenue	10,612	14,503
Environmental remediation liabilities	8,695	138
Income taxes payable	3,271	193
Other accrued liabilities	42,170	47,117
Total current liabilities	144,196	132,225
Non-current liabilities:
Long-term debt, net of current portion	55	105
Capital lease obligations, net of current portion	—	167
Income taxes payable and deferred income tax liabilities	1,647	1,539
Deferred revenue	68,579	70,398
Environmental remediation liabilities	489	6,268
Total liabilities	214,966	210,702
Commitments and contingencies
Equity:
Common stock, $.10 par value; 40,000,000 shares authorized, 30,485,510 and 30,482,028 shares issued and outstanding, respectively, at June 30, 2015, and 29,752,934 and 29,749,452 shares issued and outstanding, respectively, at June 30, 2014	3,049	2,975
Additional paid-in capital	191,321	187,748
Accumulated deficit	(45,939)	(65,354)
Accumulated other comprehensive loss	(88)	(77)
Treasury stock, at cost	(33)	(33)
Total stockholders' equity applicable to TRC Companies, Inc.	148,310	125,259
Noncontrolling interest	(395)	(376)
Total equity	147,915	124,883
Total liabilities and equity	$362,881	$335,585

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995